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Exhibit 99.1

                                                                 PR NEWSWIRE


               NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES
                   THE APPOINTMENT OF A NEW TRUSTEE


Red Bank, N.J. June 6, 2017 -- North European Oil Royalty Trust (NYSE-NRT) (the "Trust") reported that the Trustees of North European Oil Royalty Trust have appointed Ahron H. Haspel as a Trustee following the previously reported resignation of Rosalie J. Wolf from the Board of Trustees.

The Trustees have determined that Mr. Haspel meets the independence standards of the rules of the New York Stock Exchange and will serve on the Audit Committee and the Compensation Committee of the Trustees of North European Oil Royalty Trust.

Ahron H. Haspel is an investor, a private attorney and a certified public accountant. He currently serves on the Board of Directors of Hanover Community Bank in New Hyde Park, New York, where he is Chairman of the Audit Committee. He is a retired partner of the Jones Day law firm and was a partner with the audit firm of KPMG LLC for 28 years where he served in various leadership positions including as a member of its Board of Directors.

For further information, contact John R. Van Kirk, Managing Director, at
(732) 741-4008 or via e-mail at jvankirk@neort.com. The text of the Trust's press releases along with other pertinent information is available on the Trust's website: www.neort.com.